Exh. 99.1

Answers Corp. Announces Exercise by Redpoint Ventures of $7 Million Second Tranche Warrant

New York, NY, June 11, 2009 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com® and WikiAnswers.com™, today announced the exercise of the second tranche warrant, issued by the Company in connection with its June 2008 financing, by Redpoint Ventures, a Menlo Park, CA, based venture capital firm specializing in early stage and growth capital investments for the Internet and technology sectors, and the company’s largest stockholder.

Upon exercise of the warrant on June 10, 2009, Answers issued $7 million of Series B convertible preferred stock, convertible into 1,272,727 shares of common stock at a conversion price of $5.50 per share, and a warrant exercisable for 636,364 shares of common stock at an exercise price of $6.05 per share.

“We are very pleased to see this further commitment from our biggest investor," said Robert S. Rosenschein, Answers’ Chairman and CEO. "This investment confirms their support and confidence in our vision to build the world’s best Q&A site.”

As part of the investment, Redpoint’s Tom Dyal, previously an Answers Corporation board observer, joined the Company’s board of directors as a full member, Redpoint’s second representative on the board.

Tom Dyal commented, “Since our initial investment one year ago, Answers’ growth has been phenomenal, exceeding our expectations. Our second investment in the company reflects the growth opportunity for their technology and community in the Q&A space.”

The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock and exercise of the warrants and shares issued for the payment in kind of accrued dividends.

The securities issued have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Thomas Weisel Partners LLC acted as lead-placement agent and Canaccord Adams acted as co-placement agent for the June 2008 financing.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Web properties dedicated to providing useful answers in thousands of categories - Answers.com and WikiAnswers.com. The award-winning reference site Answers.com includes content on millions of topics from over 250 licensed sources from leading publishers, including Houghton Mifflin Company, Barron's and Encyclopedia Britannica. Answers.com is also available for mobile devices at http://mobile.answers.com. WikiAnswers.com is a community-generated Social Knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of WikiAnswers.com’s large and growing community, answers are constantly improved and updated over time. WikiAnswers.com was ranked by comScore as the fastest growing domain of the top 200, in the U.S., in terms of unique monthly visitors in 2008.

For investment information, visit http://ir.answers.com.

About Redpoint Ventures

Redpoint Ventures teams up with exceptional entrepreneurs to help build industry defining technology companies. Redpoint partners have many decades of experience and success in technology investing; combined with this foundation, the firm is able to leverage a thriving network of entrepreneurs, partners and industry experts to accelerate building market-leading companies. Redpoint’s portfolio includes innovative start-ups like Scribd, LifeSize, Blue Kai, HomeAway, Solyndra, Topspin Media, Gaia, Fortinet and others. Redpoint partners have also backed industry leading companies such as MySpace, Netflix, Danger, TiVo, Juniper Networks, Foundry Networks, Ask.com, Zimbra, RightMedia and Documentum. The firm is headquartered in Menlo Park, CA with offices in Los Angeles and Shanghai, China. For more information, visit www.redpoint.com.

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our ability to maintain or improve monetization, particularly in light of the current challenging economic environment; our ability to maintain or improve traffic; a decision by Google, currently the provider of the vast majority of our search engine traffic, or other search engines, to block our pages from users' search results or otherwise adjust their algorithms in a manner detrimental to us, as experienced in July 2007; a potential termination of our Google Services Agreement, or a decision by Google not to renew such agreement, or, alternatively, to renew it on terms less favorable to us; a decision on our part to decrease the number of ad elements displayed on our Web properties in the interest of user experience; a failure of WikiAnswers.com to experience continued growth in accordance with our expectations; the effects of facing liability for any content displayed on our Web properties; potential claims that we are infringing the intellectual property rights of any third party; an increasingly competitive environment for our business; and other risk factors identified from time to time in our SEC filings, including, but not limited to, our annual report on Form 10-K filed on March 9, 2009. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at ir.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Investor Contact:

John McNamara
Cameron Associates
(212) 554-5485
john@cameronassoc.com

Press Contact

Alison Minaglia
Technology PR for Answers Corporation
(203) 972-3170 or
(917) 902-3404
aminaglia@technologypr.com

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